UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
___________

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  May 9, 2017
___________

PARKWAY ACQUISITION CORP.
(Exact name of registrant as specified in its charter)

Virginia (State or other jurisdiction of incorporation)	333-209052 (Commission File Number)	47-5486027 (I.R.S. Employer Identification No.)

101 Jacksonville Circle Floyd, Virginia (Address of principal executive offices)	24091 (Zip Code)

Registrant's telephone number, including area code: (540) 745-4191

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 or Rule 12b-2 of the Securities Exchange Act of 1934.

      Emerging growth company  □

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  □

Item 5.07	Submission of Matters to a Vote of Security Holders.

Parkway Acquisition Corp. (the "Company") held its annual meeting of shareholders on May 9, 2017 (the "Annual Meeting").  At the Annual Meeting, the shareholders of the Company elected thirteen directors to serve for one-year terms and ratified the appointment of Elliott Davis Decosimo, PLLC as the Company's independent registered public accounting firm for the year ending December 31, 2017.  The voting results for each proposal are as follows:

1.	To elect thirteen directors to serve for terms of one year each expiring at the 2018 Annual Meeting of Shareholders:

	For	Whithold	Broker Non-Vote
Thomas M. Jackson, Jr	2,708,786	67,018	828,518
James W. Shortt	2,687,799	88,005	828,518
Jacky K. Anderson	2,572,426	203,378	828,518
J. Howard Conduff, Jr.	2,693,819	81,985	828,518
Bryan L. Edwards	2,683,952	91,852	828,518
J. Allan Funk	2,690,106	85,698	828,518
T. Mauyer Gallimore	2,676,603	99,201	828,518
R. Devereux Jarratt	2,687,236	88,568	828,518
Theresa S. Lazo	2,689,280	86,524	828,518
Carl J. Richardson	2,672,098	103,706	828,518
Melissa G. Rotenberry	2,707,132	68,672	828,518
John Michael Turman	2,679,703	96,101	828,518
J. David Vaughan	2,681,595	94,209	828,518

2.	To ratify the appointment of Elliott Davis Decosimo, PLLC as the Company's independent registered public accounting firm for the year ending December 31, 2017:

For	Against	Abstain
3,576,853	6,804	20,665

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

PARKWAY ACQUISITION CORP.
(Registrant)

Date: May 12, 2017	By:	/s/ Blake M. Edwards
Blake M. Edwards
Chief Financial Officer